Farvision Education Group Inc.

Chief Academic Officer (CAO) Position Mandate

Harley d'Entremont, BA (St Mary's), MPA (Dalhousie), PhD (Western)

Report Directly to: CEO of Farvision

Responsibilities

(1) Supervise the academic affairs of Farvision Education Group and its PCCs

(2) Chair the Academic Advisory Board

(3) Sit as a Director on Farvision Education Group Board of Directors

(4) Member of Farvision Management Board

(5) Co-Chair the PPP* (Public College-Private College Partnership) Work Group,

*PPP: Licensing of certain public college programs to Farvision's PCCs (Private Career Colleges) in Canada.

(6) Supervise Vice-president, Academic& India Market (Shivu Ishwaran)

(1) Functions/activities related to the supervision of academic affairs

--communicate regularly with CEO and senior academic leadership of Farvision's PCCs regarding academic matters

--periodic visits to PCCs, assist CEO to review the performance of the PCCs principals/campus directors.

--review academic proposals of PCCs (in collaboration with VP, Academic)

--review academic policies of PCCs (in collaboration with VP, Academic)

--review academic budgets of PCCs (in collaboration with VP, Academic)

--review academic hiring policies of PCCs (in collaboration with VP, Academic)

--receive and review quarterly academic reports from PCCs (in collaboration with VP, Academic)

--be available for consultation with CEO and senior academic leadership of PCCs

--advise CEO of Farvision of any issues related to academic affairs

(2) Functions/activities related to Chair the Academic Advisory Board

--chair the Advisory Board

--in cooperation with the CEO of Farvision, organize meetings of the Advisory Board, including a once a year in-person meeting; the rest by emails, telephone calls and Zoom meetings when required

--communicate with the Advisory Board on a regular basis to keep them informed of Farvision initiatives and activities

--communicate with Advisory Board members on matters deemed important by the Vice Chair and CEO, and relate feedback to the Vice-Chair and CEO as well as to the Board

(3) Functions/activities related to a Director on Farvision Education Group Board of Directors(TBD)

(4) Functions related to Farvision Management Board

--member of the Senior Management team of Farvision

--provide advice to Management Board regarding academic matters

--review and advise the Management Board on relevant Government and university/college policy documents.

--be present and participate in meetings/planning sessions, etc.

--provide advice and assistance to the Vice-Chair and CEO in the preparation of Proposals, MOUs, etc.

--participate in presentations/negotiations with public colleges regarding various partnerships

--on behalf of the Vice Chair and CEO, communicate relevant information and documentation to Farvision Board Members pertaining to key dossiers and academic initiatives being undertaken by Farvision, particularly on Canadian/Ontario university and public college partnerships, PPP (Public College-Private College Partnership), supported by VP, Academic and VP, Finance/Administration and Corporate Development.

--assist CEO to make presentations to Farvision Board of Directors.

--review Farvision education projects, e.g., to offer a bachelor's degree in Animation under Max the Mutt College, mergers and acquisitions in PCCs in Canada, to offer associate degrees in BC, to set up a Chinese private university in Ontario/Canada in partnership with a Canadian university (exact role subject to further negotiation between Chief Academic Officer and Farvision CEO), to set up an American private university in Ontario/Canada (exact role subject to further negotiation between Chief Academic Officer and Farvision CEO) and make recommendations to CEO.

(5) Functions related to VP, Academic

--provide general supervision to VP, Academic

--assign specific tasks to VP, Academic related to goals of Chief Academic Officer

--review performance of VP, Academic

--coordinate contact with Farvision PCCs with VP, Academic

(6) Terms and Conditions of Employment Contract

--contract is to be considered a part-time contract, based in Embrun

--initial contract for six months, to be reviewed and can be extended by both Parties before the end of the six months

--presence at the Toronto offices on average of four days per month, normally two trips per month, pre-agreed by CEO.

--otherwise, work from home office by teleconference, email or video meetings

--monthly pay/drawings shall be made on the fifteenth of each month by direct deposit

--Farvision will reimburse the mileage/air travel/train travel as well as hotel and meal costs when working in Toronto, maximum reimbursement $1000 per trip.

Note: The Special Advisor – Strategic Partnerships to CEO Contract previously signed by both parties shall become void once this contract is executed.

Total Compensation:

--$4 000 per month for role as Chief Academic Officer, paid monthly.

--Board Director fee: $15 000 per year, payable half-yearly, plus $100 000 equivalent amount of Farvision shares (compensation for attending Board meetings and chairing/attending Board Committees meetings is inclusive).

Bonus:

--participate in the performance bonus plan in PPP Work Group:

$100,000 for the first PPP agreement successfully signed with a Canadian/Ontario public college (per agreement previously signed between CEO and Farvision)

$100,000** for the second PPP agreement successfully signed with a Canadian/Ontario public college.

$100,000** for the third PPP agreement successfully with a Canadian/Ontario public college.

**The PPP Work Group Members just formed by the CEO will be eligible for the second $100,000 and third $100,000 Bonuses on the terms and conditions stipulated by the CEO.

Chair and Co-Chair of PPP Work Group have agreed to set aside $20,000 from the first PPP agreement signed to reward the PPP Work Group Members.

--year-end performance bonus plan (framework to be specified)

--stock option plan (framework to be specified)

Effective Date of this Contract: July 1, 2021

Agree to the above terms and conditions:

Harley d'Entremont

Harley d'Entremont

Date: June 25, 2021

Kenneth Yiu Chan, Founder & CEO

Farvision Education Group

Date: June 25, 2021

Pauline Zhou, Founder & Executive Director

Farvision Education Group

Date: June 21, 2021